Worldwide Stock Transfer, LLC

Transfer Agent Agreement

AGENCY AGREEMENT made as of Feb. 12, 2012, between Worldwide Stock Transfer, LLC a corporation organized and existing under the laws of the state of New Jersey, and AbTech Holdings, Inc. organized and existing under the laws of the state of Nevada.

WHEREAS, the Company desires to appoint the Agent and the Agent desires to serve as transfer agent and registrar for the Company in connection with its Stock;

NOW, THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

ARTICLE1. Items to be furnished to Agent
The Company shall deliver to the Agent for its examination and retention simultaneously with the execution of this Agency Agreement a copy of the Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the applicable state, a certificate of the Company's good standing in the applicable state and the following items certified by an authorized officer of the Company as being true, correct and complete and, as applicable, in full force and effect on the date hereof:

1. opinion(s) of counsel as to Incorporation and registration with the Securities & Exchange Commission, if applicable
2. a copy of the by-laws of the Company
3. a copy of the resolutions of the Board of Directors of the Company authorizing the appointment of the Agent as transfer agent and registrar and the execution of this Agency Agreement by authorized officers
4. a list of certain officers and directors of the Company, bearing their respective facsimile signatures, who are authorized to sign and furnish instructions and other information as required by the Agent

ARTICLE 2. Certificates
The Company shall furnish the Agent with a sufficient supply of blank certificates in the form of the specimen certificate delivered herewith and from time to time shall renew such supply upon the request of the Agent. Duly authorized officers of the Company shall sign such blank certificates.

ARTICLE 3. Maintenance and Safekeeping of Records, Cancelled Certificates
The Agent shall maintain such books of the Company and any other records required in the performance of its agency. Upon request of the Company, the Agent shall promptly deliver to the Company any records, which have accumulated. The Company shall return any such records as may be requested by the Agent. The Company shall indemnify and hold harmless the Agent against all losses, liabilities, and expenses, including reasonable attorney's fees, which may be incurred by reason of the failure of the Company to return the same.

ARTICLE 4. Validity of Signatures
The Agent may act upon any signature or facsimile thereof lodged with the Agent or which the Agent believes in good faith and with the exercise of reasonable care, to be genuine. When any officer of the Company shall no longer be vested with authority to sign for the Company on behalf of the Company, written notice thereof shall immediately be given to the Agent and, until receipt of such notice, the Agent shall be fully protected and held harmless in recognizing and acting upon any correspondence, certificates or instructions bearing the signature of such officer or a signature believed by it in good faith and with the

exercise of reasonable care, to be such genuine signature. Certificates bearing signatures or facsimiles thereof of persons heretofore and hereafter duly authorized to sign such certificates may be issued from time to time regardless of whether any such person shall then be able to be duly authorized to sign such certificates, and the Agent, unless otherwise specifically instructed, may use any such certificates which may be on hand from time to time and such certificates may be issued with the same effect and validity as if such persons were then able and authorized to sign certificates. From time to time, additional officers may be appointed by resolutions of the Board of Directors of the Company to sign certificates or furnish instructions to the Agent on behalf of the Company. Such appointments must be evidenced by dated written notice over the Corporate Seal and Corporate Secretary's or other authorized officer's signature, to the Agent.

ARTICLE 5. Amendment of Governing Instruments
The Company shall file with the Agent a copy of any amendment to its Certificate of Incorporation or its by-laws made after the date hereof, certified by an authorized officer of the Company as being a true, correct and complete copy of such amendment in full force and effect on the date such certification is made.

ARTICLE 6. Instructions and Advice of Counsel
When the Agent deems it desirable, it may apply to an officer of the Company or it may consult with counsel for the Company concerning any matter arising in connection with its agency. The Company agrees that the Agent shall be held harmless and indemnified from any liability, claim or expense, including reasonable attorney's fees, in acting pursuant to instructions or the advice of counsel as aforesaid.

ARTICLE 7. Limitations and Liabilities
The Company shall indemnify and hold harmless the Agent and its employees, from and against any loss, damage, liability or claim suffered, incurred by, or asserted against it or them, including expenses of legal counsel arising out of, in connection with or based upon any act or omission by it or them relating in any way to this Agreement or its services hereunder, so long as the Agent and its employees are not negligent and have acted in good faith.

ARTICLE 8. Resignation and Termination
The initial term of this Agreement shall be one (1) year, commencing on the date the Agreement is executed by the last party hereto. The Agreement shall automatically renew itself for successive one (1) year terms thereafter. Any party may terminate this agreement without cause by providing written notice to the other party no less than sixty (60) days prior to the end of the then-current term of the Agreement. The Company may terminate this Agreement for cause, at any time. Such cause is defined as and limited to the "willful malfeasance, negligence or other performance by the Agent that can be clearly demonstrated as inferior to commonly accepted industry standards." Agent may terminate the Agreement for cause, at any time. Such cause is defined as and limited to the "willful malfeasance, negligence or other performance by the Company that can be clearly demonstrated as inferior to commonly accepted industry standards."

In the event that the Company violates any provision of this Agreement and/or fails to make payment to the Agent for services rendered under the terms and conditions of this Agreement within sixty (60) days of the billing date, the Agent may terminate this Agreement, upon provision of a thirty (30) day written notice to the Company. The Company agrees to pay the Agent a termination fee of $2.50 per account, with a $2500 minimum, to cover standard productions and out-of-pocket expenses relating to the cancellation of this Agreement.

ARTICLE 9. Termination Fees
In the event the Company terminates this Agreement for any reason whatsoever, the Company agrees to pay the Agent a termination fee of $2.50 per account, with a $2500.00 minimum, to cover standard production and out-of-pocket expenses relating to the cancellation of this Agreement.

ARTICLE 10. Original Issue of Shares
Upon the receipt of a duly executed letter of instruction from the Company signed by two (2) duly authorized officers and an Opinion Letter from Company's counsel, the Agent shall issue and countersign the certificate or certificates representing the appropriate number of shares, bearing the facsimile signature of authorized officers of the Company and shall deliver such certificates as instructed. The Agent shall record all such issuances.

ARTICLE 11. Transfer of Shares
The Agent, as transfer agent, shall transfer shares from time to time upon surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, accompanied by such documentation as the Agent deems necessary to evidence the authority of the transferor to make such transfer, and bearing evidence of payment of transfer taxes, if any, and upon cancellation of the certificate or certificates representing such shares, to record and countersign a new certificate or certificates in lieu thereof signed by or bearing facsimile signatures of authorized officers of the Company and deliver such certificate or certificates to the presenter or designee.

ARTICLE 12. Replacement of Lost Certificates
In the event that any certificate shall become lost or destroyed, the Agent shall issue a replacement certificate or certificates upon receipt of a request for replacement in writing by the registered holder accompanied by a properly sworn affidavit and receipt of a surety bond acceptable to the Agent. In such circumstances, the Company shall indemnify and hold harmless the Agent from and against all losses, liabilities and expenses, including reasonable attorney fees, which may be incurred by reason of any loss relating to certificate replacement.

ARTICLE 13. Delivery of Certificates by Mail
When mail is used for delivery of certificates, the Agent shall forward certificates by mail or other means insured as to replacement in the event of non-receipt by the addressee within one year of the mail date or other such time period as may be specified by the then existing insurance agreements.

ARTICLE 14. Approval of Transfer of Restricted Stock
In any transaction involving the transfer or sale of Restricted Stock, as that term is defined by Sections 144 and 144A of the Securities and Exchange Act of 1934, the Company may object to the issuance by the Agent of any Certificates in connection with such transaction, by providing written notice to the Agent of such objection within 4 business days after Agent advises the Company, orally or in writing, of such transaction. In the event Company fails to object in the manner or within the time set forth in this paragraph, Company shall waive any and all objections to the proposed transaction, and the Agent may proceed with the transaction without further approval from the Company. In such circumstances, the Company shall indemnify and hold harmless the Agent from and against all losses, liabilities, and expenses, including reasonable attorney fees, which may be incurred as a result of such transaction.

ARTICLE 15. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The parties agree that the United States District Court for the District of New Jersey or in the Superior Court of New Jersey, Bergen County, shall have sole and exclusive jurisdiction to determine any issues arising under this Agreement, and all parties to this Agreement agree to submit to personal jurisdiction in New Jersey for the purpose of resolving any issue arising under or related to this Agreement.

Worldwide Stock Transfer, LLC

ARTICLE 16. Entire Agreement
This Agreement contains the entire Agreement of the parties and no representations; inducements, promises or agreements oral or otherwise not embodied herein shall be of any force or effect. If any provisions of this Agreement are held for any reason to be unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

ARTICLE 17. Exhibits
Fee schedule submitted by Worldwide Stock Transfer, LLC is incorporated herein as Exhibit A

ARTICLE 18. Confidentiality and Notices
The Agent shall maintain confidentially all information and material regarding shareholders of the Company, other than as agreed in writing, or if required by court order or other legal process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officer, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Client Name: Abtech Holdings, Inc.

Officer's Name: Lane J. Castleton

Signature: [signature]

Title: Vice President, C.F.O.

Date: 2/2/12

Worldwide Stock Transfer, LLC

Officer's Name: ______________________

Signature: ______________________

Title: ______________________

Date: ______________________